UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

February 13, 2019

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania		15203-2329
(Address of principal executive offices)		(Zip Code)

(412) 432-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2019, the Board of Directors (the “Board”) of American Eagle Outfitters, Inc. (the “Company”) expanded the size of the Board of Directors from seven to eight members and, effective February 14, 2019, appointed Deborah Henretta as a Class III director of the Company, with a term expiring at the Company’s 2019 Annual Meeting. Ms. Henretta has been appointed to serve on the Audit Committee.

Ms. Henretta will receive compensation for her service on the Board consistent with the Company’s current non-employee director compensation program, a description of which is set forth on page 24 of the Company’s definitive proxy statement filed on April 25, 2018. The Board also approved (i) the grant to Ms. Henretta of an equity award in fully vested shares of the Company’s common stock with a fair market value of $19,167, subject to the terms of the Company’s 2017 Stock Award and Incentive Plan, as amended and restated effective March 14, 2018 and (ii) $10,861 representing a pro rata Board and committee cash retainer amount. Ms. Henretta is expected to enter into the Company’s standard form of indemnification agreement with the Company which, subject to certain exceptions, generally provides that the Company will indemnify her, to the fullest extent permitted by law, in connection with any claims, suits or proceedings arising as a result of service as a director of the Company or any subsidiary of the Company, including against third-party claims and proceedings brought by or in right of the Company.

Ms. Henretta serves as a Senior Advisor to G100, a C-Suite leadership, learning and development company. Previously, she spent 30 years with Procter & Gamble Company, where Ms. Henretta most recently served as Group President of Global E-commerce and President of Global Beauty Care. There are no arrangements or understandings between Ms. Henretta and any other person pursuant to which Ms. Henretta was appointed as a director, and there are no transactions between Ms. Henretta and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

February 19, 2019	By:	/s/ Stacy Siegal
Stacy Siegal
Executive Vice President and General Counsel